UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2013

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

(Address of principal executive offices, including zip code)

(213) 321-6065

(Registrant’s telephone number, including area code)

Flux Technologies, Corp

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements.. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 24, 2012 Flux Technologies, Corp. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation of the Company to change the name of the Company to Brazil Minerals, Inc. The amendment became effective on January 22, 2013. The Company has submitted to the Financial Regulatory Authority (“FINRA”) a notice of the name change and the anticipated effective date of such change is February 1, 2013. If the anticipated effective date of February 1, 2013 is approved by FINRA, then FINRA will confirm the new name and a new trading symbol for the Company’s Common Stock via an announcement in the Daily List of otcbb.com on January 31, 2013.

On January 24, 2013 the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of its Common Stock from 75 million to 150 million shares. The amendment was effective upon filing.

Item 8.01 Other Events.

Stock Dividend

The Company has declared a 33.333-1 stock dividend payable to holders of record of the Company’s Common Stock as of January 22, 2013. The payment date for the dividend is January 25, 2013.

Information Concerning Diamond Producing Property in Which Company Has an Interest

On January 2, 2013 the Company exercised an option granted to the Company pursuant to an agreement (“Option Agreement”), dated December 18, 2012 between the Company and Brazil Mining, Inc. (“Brazil Mining”) to purchase for $800,000 in cash a 20% share of the monthly diamond production that Brazil Mining actually receives in respect of Brazil Mining’s 55% equity interest in a Brazilian entity known as “Target 1”. Brazil Mining has the right to redeem the Company’s 20% share for a consideration and upon the occurrence of certain events specified in the Option Agreement. A Copy of the Option Agreement has been filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on December 26, 2012.

Target 1 is a Brazilian company called Duas Barras Mineração Ltda (“Duas Barras”), with its main office at Fazenda Duas Barras, municipality of Olhos D’Agua, state of Minas Gerais, CEP 39398-000, Brazil, and with CNPJ (Brazilian corporate tax identification) number 07.950.123/0001-32. Duas Barras owns the mining right called “Portaria de Lavra” (mining concession) number 265, published in Brazil’s Official Federal Gazette on August 25th, 2006, and awarded by DNPM (“Departamento Nacional de Produção Mineral”, the National Mining Department, a Brazilian federal government entity) with respect to DNPM Process number 806.569/1977. The mining concession area is 170.89 hectares or approximately 422 acres. “Portaria de Lavra” is the highest level of mining right achievable; this mining concession permits mining of diamond and gold in the property. In addition to the “Portaria de Lavra”, Duas Barras has current operating and environmental licenses issued by state authorities to operate its plant.

The Duas Barras mining concession with its diamond and gold processing plant is located on the left bank of the Jequitinhonha River in the state of Minas Gerais, Brazil, approximately 250 kilometers north of Belo Horizonte, the state capital. The diamond processing plant at Duas Barras is accessible by dirt road which connects to asphalt highways. A major city, Montes Claros, the regional hub for northern Minas Gerais, with a population of over 400,000 people and a busy regional airport, is located within an hour and a half drive of Duas Barras. The Jequitinhonha River is a well-known area for diamond and gold production; it has hosted alluvial mining operations on all scales since the 18th century.

The Duas Barras diamond and gold processing plant was built by the previous owner of the mining concession, a Canadian listed company called Vaaldiam Resources Ltd. (“Vaaldiam”). Kenneth Johnson, the past president of Vaaldiam do Brasil Ltda., the Brazilian arm of Vaaldiam, is a member of the Board of Advisors of Brazil Mining, a shareholder of the Company. To the best of the Company’s knowledge, the diamond and gold processing plant at Duas Barras is the largest such type of alluvial recovery plant in Latin America. To the best of the Company’s knowledge, the cost of construction was approximately $2.5 million. The plant is functioning at present below capacity, but producing diamonds and gold. It has nine employees.

The Company has not performed any geological studies in Duas Barras. The Company has relied on the report entitled “Technical Report Duas Barras Diamond Project, Brazil, Presenting Details of Diamond Resources Compliant with Canadian National Instrument 43-101” (henceforth simply “Duas Barras NI 43-101”), issued by Qualified Person and Professional Geologist Paul J. Daigle, Senior Project Geologist at Vaaldiam, on March 30th, 2007. The Duas Barras NI 43-101 contains in its page 9 the following table of resources:

Mineral Resource	Volume (m3)	Diamond Grade (cts/m3)	Diamond Content (carats)	Fine Gold Grade (mg/m3)	Fine Gold Content (kg)
Indicated	1,843,000	0.16	295,000	182	335
Inferred	856,000	0.16	137,000	182	156

TOTAL	2,699,000	0.16	432,000	182	491

The Company does not anticipate performing any geological work to confirm or deny the data above. The complete report is on file with Canada’s securities commission at www.sedar.com by searching under “Vaaldiam” and thereafter navigating to the entry entitled “Technical Report (NI 43-101)-English dated April 12, 2007.”

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on December 24, 2012.
3.2	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on January 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: January 28, 2013	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer